UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2023 (April 21, 2023)

Vince Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-36212	75-3264870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 5th Avenue 20th Floor New York, New York	10110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	VNCE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Intellectual Property Asset Purchase Agreement

On April 21, 2023, Vince, LLC, a Delaware limited liability company (“Vince” or “Seller”) and wholly owned indirect subsidiary of Vince Holding Corp., a Delaware corporation (the “Company”) entered into an Intellectual Property Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among Seller, ABG-Viking, LLC, a newly formed Delaware limited liability company (“ABG Vince” or “Buyer”) and an indirect subsidiary of Authentic Brands Group, LLC, a Delaware corporation (“Authentic”), the Company and ABG Intermediate Holdings 2 LLC, a Delaware limited liability company (“ABG Intermediate”). The Asset Purchase Agreement provides that Vince shall sell, transfer, assign and deliver to ABG Vince on the Closing Date (as such term is defined in the Asset Purchase Agreement) all of Vince’s right, title and interest in and to its intellectual property assets related to the business operated under the VINCE brand (the “Vince Business”) of Vince in exchange for Buyer paying to Seller aggregate consideration consisting of (i) Buyer making a cash payment to Seller equal to $76.5 million (the “Cash Consideration”) and (ii) Buyer issuing units of Buyer to Seller representing a 25% ownership stake in Buyer (the “Seller Units” or the “Equity Consideration”) (the “Asset Sale”). The Cash Consideration generated by the Asset Sale is expected to be used to prepay in full the Seller’s existing term loan (the “Term Loan”) and to repay a portion of the outstanding loans under Seller’s existing asset based revolving credit facility. The Company expects to close the Asset Sale in May 2023.

The consummation of the Asset Sale is subject to the satisfaction or waiver of a number of conditions on or prior to the Closing, including: the approval of the Asset Sale by the Company’s stockholders; the Company’s performance and satisfaction of obligations under the Asset Purchase Agreement, including delivery of required documents; that the representations or warranties made in connection with the Asset Purchase Agreement remain true and correct to the extent specified therein; that no material adverse effect has occurred; and that there is no order preventing the transactions contemplated by the Asset Purchase Agreement.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, filed as Exhibit 10.1 to this Current Report on Form 8-K.

Second Amendment to ABL Credit Agreement

On April 21, 2023, Vince entered into that certain Consent and Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment to ABL Credit Agreement”), which amends that certain Amended and Restated Credit Agreement, dated as of September 7, 2021 (as amended by that certain First Amendment to Amended and Restated Credit Agreement, dated as of September 30, 2023, the Second Amendment to ABL Credit Agreement and as further amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “ABL Credit Agreement”) by and among Vince, as the borrower, the guarantors signatory thereto, Citizens Bank, N.A. (in its individual capacity, “Citizens”), as administrative agent and collateral agent, Citizens, as an L/C Issuer, and the other lenders party thereto.

The Second Amendment to ABL Credit Agreement amends the ABL Credit Agreement to, among other things, (a) permit the sale of the intellectual property of the Vince Business contemplated in the Asset Sale, (b) replace LIBOR as an interest rate benchmark in favor of Daily Simple SOFR, subject to a credit spread adjustment of 0.10% per annum, (c) increase the applicable margin in respect of loans under the ABL Credit Agreement to 2.75% for SOFR loans and 1.75% for base rate loans, (d) reduce the lenders’ commitments to extend credit to (i) $70.0 million as of the Asset Sale closing date, (ii) $65.0 million as of June 30, 2023, (iii) $60.0 million as of July 31, 2023, (iv) $55.0 million as of September 30, 2023 and (v) $25.0 million as of December 31, 2023, (e) amend the ABL Credit Agreement’s maturity date to June 30, 2024, (f) reduce the capacity to incur indebtedness and liens, make investments, restricted payments and dispositions and repay certain indebtedness, (g) modify certain terms impacting the calculation of ABL Credit Agreement’s borrowing base, (h) modify certain reporting requirements, (i) set the minimum excess availability covenant at $15.0 million, (j) remove cash dominion event qualifications related to certain obligations of Vince and certain of its subsidiaries under the ABL Credit Agreement and (k) modify certain representations and warranties, covenants and events of default in respect of documentation related to the Asset Sale.

The effectiveness of the amendments set forth above is subject to the satisfaction or waiver of certain conditions, including, without limitation, the contemporaneous consummation of the Asset Sale, prepayment of the Term Loan in full and other transactions contemplated by the Asset Purchase Agreement.

The foregoing description of the Second Amendment to ABL Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Second Amendment to ABL Credit Agreement, to be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2023.

Third Amendment to Third Lien Credit Agreement

On April 21, 2023, Vince entered into that certain Consent and Third Amendment to Credit Agreement (the “Third Amendment to Third Lien Credit Agreement”), which amends that certain Credit Agreement, dated as of December 11, 2020 (as amended by that certain First Amendment to Credit Agreement, dated as of September 7, 2021, that certain Second Amendment to Credit Agreement, dated as of September 30, 2022, the Third Amendment to Third Lien Credit Agreement and as further amended, restated, amended and restated, supplemented, modified or otherwise in effect from time to time, the “Third Lien Credit Agreement”) by and among Vince, as the borrower, the guarantors signatory thereto, SK Financial Services, LLC, as administrative agent and collateral agent, and the lenders party thereto.

The Third Amendment to Third Lien Credit Agreement amends the Third Lien Credit Agreement to, among other things, (a) permit the sale of the intellectual property of the Vince Business contemplated in the Asset Sale, (b) replace LIBOR as an interest rate benchmark in favor of Daily Simple SOFR, subject to a credit spread adjustment of 0.10% per annum, (c) amend the Third Lien Credit Agreement’s maturity date to the earlier of (i) March 30, 2025 and (ii) 180 days after the maturity date under the ABL Credit Agreement, (d) reduce the capacity to incur indebtedness and liens, make investments, restricted payments and dispositions and repay certain indebtedness and (e) modify certain representations and warranties, covenants and events of default in respect of documentation related to the Asset Sale.

The effectiveness of the amendments set forth above is subject to the satisfaction or waiver of certain conditions, including, without limitation, the consummation of the Asset Sale, prepayment of the Term Loan in full and other transactions contemplated by the Asset Purchase Agreement.

The foregoing description of the Third Amendment to Third Lien Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Third Amendment to Third Lien Credit Agreement, to be filed with the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 29, 2023.

Item 2.02	Results of Operations and Financial Condition.

On April 24, 2023, the Company announced its financial results for its fiscal year and fourth quarter ended January 28, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 2.02, including Exhibit 99.1 hereto, which the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 “Entry into Material Definitive Agreements” is incorporated into this Item 2.03 by reference.

Item 7.01.	Regulation FD Disclosure.

On April 24, 2023, the Company issued a press release regarding the Asset Sale. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The Company intends to use the Investor Presentation, attached hereto as Exhibit 99.3, in whole or in part, in one or more meetings with existing and/or potential investors.

The information in this Item 7.01, including Exhibits 99.2 and 99.3 hereto, which the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Intellectual Property Purchase Agreement, dated as of April 21, 2023, by and among ABG-Viking, LLC as Buyer, Vince, LLC as Seller, solely for purposes of Sections 6.10, 6.13, 6.14, 9.13 and 9.15 thereof, the Company as Seller Guarantor and solely for purposes of Sections 5.5 and 9.16 thereof, ABG Intermediate Holdings 2 LLC as Buyer Guarantor.

99.1	Press Release of the Company, dated April 24. 2023.

99.2	Press Release of the Company, dated April 24, 2023.

99.3	Investor Presentation of the Company, dated April 24, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VINCE HOLDING CORP.

Date: April 24, 2023	By:	/s/ Jonathan Schwefel
	Name:	Jonathan Schwefel
	Title:	Chief Executive Officer